CC MOBILITY LIMITED

CONDENSED BALANCE SHEETS

ASSETS	June 30, 2011
Unaudited
Current assets:
Cash	$100,042

Total current assets	100,042

Total Assets	$100,042

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Long-term liabilities:

Convertible Promissory Note	$100,000
Interest payable for convertible promissory note	342
100,342

Total Liabilities	$100,342

Commitments and contingencies
-
STOCKHOLDERS’ DEFICIT

Shareholders’ Deficit:

Common stock, $0.128 (or HKD 1) par value, 10,000 shares authorized; 1,000 shares issued and outstanding as of June 30, 2011	129

Deficit accumulated during the development stage	(429)

Total Stockholders’ deficit	(300)

Total Liabilities and Stockholders’ deficit	$100,042

See accompanying notes to unaudited condensed financial statements.

CC MOBILITY LIMITED

CONDENSED STATEMENTS OF OPERATIONS UNAUDITED

	For The	For The	May 3, 2011
	Three Months	Six Months	(inception)
	Ended	Ended	through
	June 30,	June 30,	June 30,
	2011	2011	2011
Revenues

Revenues	$-	$-	$-

Total revenues	-	-	-

General & Administrative Expenses

Organization and related expenses	87	87	87

Interest expenses for Convertible Promissory Note	342	342	342

Total General & Administrative Expenses	429	429	429

Net Loss	$(429)	$(429)	$(429)

Basic and diluted loss per share	$(0.67)	$(1.34)	$(0.43)

Basic and diluted weighted average number of shares outstanding	637	320	1,000

See accompanying notes to unaudited condensed financial statements.

CC MOBILITY LIMITED

CONDENSED STATEMENTS OF CASH FLOWS UNAUDITED

	For the three	For the six months	May 3, 2011
	months ended	ended	(inception) through
	June 30,	June 30,	June 30,
	2011	2011	2011
Cash flows from operating activities:

Net loss	$(429)	$(429)	$(429)

Changes in Assets and Liabilities:

Interest expenses for convertible promissory note	342	342	342

Net cash used in operating activities	(87)	(87)	(87)

Cash flows from financing activities

Capital contribution from shareholder	129	129	129

Proceeds from convertible promissory Note	100,000	100,000	100,000

Net cash flows provided by financing activities	100,129	100,129	100,129

Net increase in cash	100,042	100,042	100,042

Cash and cash equivalents, beginning of period	-	-	-

Cash and cash equivalents, end of period	$100,042	$100,042	$100,042

Supplemental disclosures of cash flow information:

Cash paid during the period for interest	$-	$-	$-

Cash paid during the period for taxes	$-	$-	$-

See accompanying notes to unaudited condensed financial statements.

CC MOBILITY LIMITED

CONDENSED STATEMENTS STOCKHOLDERS’ DEFICIT
UNAUDITED

			Deficit
			Accumulated
			During the	Total
	Common Stock		Development	Stockholders'
	Shares	Amount	Stage	deficit

Balances, at inception May 3, 2011	-	$-	$-	$-

Shares issued at $0.128 per share	1,000	129	-	129

Net loss for the period from inception to June 30, 2011	-	-	(429)	(429)

Balances, June 30, 2011	1,000	$129	$(429)	$(300)

See accompanying notes to unaudited condensed financial statements.

CC MOBILITY LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2011) THROUGH JUNE 30, 2011

Note 1- Basis of presentation

          The accompanying unaudited condensed financial statements of the CC Mobility Limited have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions to Form10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements.

          In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three month and six month period have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. When used in these notes, the terms "Company", "we", "us" or "our" mean CC Mobility included in these financial statements.

Note 2 - Organization and Description of Business

          CC Mobility Limited ("CC Mobility" or the "Company"), a company organized under the laws of Hong Kong, was formed on May 3, 2011 and has authorized capital of 10,000 shares with registered capital of HK$10,000 at HK$1 per share. As of June 30, 2011, CC Mobility Limited has issued 560 shares to CC Wireless Limited, a company organized under the laws of Hong Kong, and 440 shares to Sheen Ventures Limited, a company organized under the laws of Hong Kong.

          The Company is a holding company formed for the purpose of acquiring a target company to effect a reverse merger with a U.S. reporting company.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

          The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board Accounting Standards Codification 915 (“FASB ASC 915”). Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results may differ from the estimates. Due to the limited level of operations, the management has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

CC MOBILITY LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2011) THROUGH JUNE 30, 2011

Note 3 - Summary of Significant Accounting Policies - continued

Organizational Costs

          Organizational costs represent consulting, legal, accounting, and filing fees incurred to date in the formation of the company. Organizational costs are expensed as incurred in accordance with FASB ASC 720-15, “Start-up Costs”, which has included in general & administrative expenses.

Fair value of financial instruments

          The Company follows paragraph FASB ASC 825-10-50-10 for disclosures about fair value of its financial instruments and paragraph FASB ASC 820-10-35-37 (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

          Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

          The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The carrying amounts of the Company’s financial assets and liabilities, such as cash, approximate their fair values because of the short maturity of these instruments.

          Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

CC MOBILITY LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2011) THROUGH JUNE 30, 2011

Note 3 - Summary of Significant Accounting Policies - continued

Commitment and contingencies

          The Company follows FASB ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

          If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Loss per share

          Basic loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the if-converted method for the convertible notes and preferred stock and the treasury stock method for warrants and options.

Income Taxes

          The Company has adopted the provisions of FASB ASC 740, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

CC MOBILITY LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2011) THROUGH JUNE 30, 2011

Note 4 - Recent Changes in Accounting Standards

Recent Accounting Pronouncements

          The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 5 - Going Concern

          The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 6 - Income Taxes

          For the period ended June 30, 2011, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $429 at June 30, 2011. The cumulative tax effect at the expected statutory rate of 16.5% of significant items comprising our net deferred tax amount is as follows:

June 30,
Deferred tax asset attributable to:	2011
Net operating loss carryover	$71
Valuation allowance	(71)
Net deferred tax asset	$-

          Realization of deferred tax assets is not expected, as such, a full valuation allowance against the net operating loss carry-forward has been provided as of June 30, 2011. The valuation allowance increased $71 for the three and six months ended June 30, 2011.

          The Company has elected to classify interest and/or penalties related to an uncertain position, if and when required, as part of other expenses in the statements of operation. No such amounts have been incurred or accrued through June 30, 2011 by the Company.

          For the period ended June 30, 2011, there is no unrecognized tax benefit. Management does not anticipate any potential future adjustments which would result in a material change to its financial tax position. As of June 30, 2011, the Company did not accrue any interest and penalties.

CC MOBILITY LIMITED

OTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2011) THROUGH JUNE 30, 2011

Note 7 - Convertible Promissory Note

          On June 5, 2011, the Company entered into and consummated the sale to Empa Trading Ltd. pursuant to Note Purchase Agreement (the “Note Purchase Agreement”) of Convertible Note (the “Note”) in the aggregate principal amount of $100,000. The Note accrue 5% interest per annum and is payable at maturity of the note. As of June 30, 2011, the Company recognized $342 as accrued interest.

          The note matures on January 1, 2012 unless the Company enters into a reverse merger with a US reporting company. If the Company completes an RTO by January 1, 2012, the principal amount together with all unpaid accrued interest and all other fees, costs and charges will be payable June 5, 2016.

          At any time, prior to the maturity date, the Company and the Holder of the Note may mutually agree on a date to convert in whole or in part the Debt into shares of common stock of the Company on the following terms:

          Holder of the note will be issued share units comprising of one common share to be purchased at a price of $0.5, and one warrant that is convertible into one common share at a price of $1.00, and expires two years from the date of the RTO is completed, and one warrant that is convertible into one common share at a price of $1.5, and expires three years from the date the RTO is completed.

          At June 30, 2011, the carrying value of the Note with interest was $342.

CC MOBILITY LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2011) THROUGH JUNE 30, 2011

Note 8- Loss Per Share

          Basic loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the if-converted method for the convertible notes and preferred stock and the treasury stock method for warrants and options. The following table sets forth the computation of basic and diluted net loss per share:

	For The		May 3, 2011
	Three Months	Six Months	(inception)
	Ended	Ended	through
	June 30,	June 30,	June 30,
	2011	2010	2011

Net loss available for common shareholders - basic	$(429)	$(429)	$(429)

Net loss available for common shareholders - diluted	$(429)	$(429)	$(429)

Weighted average outstanding shares of common stock	637	320	1,000

Diluted weighted average outstanding shares	637	320	1,000

Loss per share:

Basic and diluted	$(0.67)	$(1.34)	$(0.43)

CC MOBILITY LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2011) THROUGH JUNE 30, 2011

Note 8 - Loss Per Share - continued

          The computation of basic loss per share for the three and six months period ended June 30, 2011 and for the period from inception (May 3, 2011) through June 30, 2011 excludes the following potentially dilutive securities because their inclusion would be anti-dilutive.

	For The	For The	May 3, 2011
	Three Months Ended	Three Months Ended	(inception) through
	June 30,	June 30,	June 30,
	2011	2011	2011

Warrants	166,667	166,667	166,667
Convertible promissory notes outstanding	200,000	200,000	200,000
	366,667	366,667	366,667

          For the three and six months ended June 30, 2011, no convertible notes and warrants were included in the calculation of the Company's diluted loss per share because the Company reported net losses from continuing operations.

          For the period from May 3, 2011 (inception) through June 30, 2011, no convertible notes and warrants were included in the calculation of the Company's diluted loss per share because the Company reported net losses from continuing operations.

CC MOBILITY LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2011) THROUGH JUNE 30, 2011

Note 9 – Subsequent Events

Share Exchange Agreement

          On July 5, 2011, the shareholders of the Company (“Selling Shareholders”) entered into a voluntary share exchange agreement (the Exchange Agreement”) with Shenzhen CC Power Corporation, a company organized under the laws of The People's Republic of China (CC Power”), and Xcelmobility Inc, a U.S. reporting company organized under the laws the State of Nevada(“Xcel”). Pursuant to the Exchange Agreement, at closing Xcel will issue shares of its common stock to the Selling Shareholders representing no less than 50.5% of Xcel’s issued and outstanding common stock in exchange for 100% of the issued and outstanding capital stock of CC Mobility. CC Mobility will become Xcel’s wholly-owned subsidiary, and Xcel will control the business and operations of CC Power.

Note 10 - Unaudited Pro-Forma Financial Information

The accompanying unaudited pro forma financial information for the consolidated financial statements for the interim period ended June 30, 2011 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

The following represents condensed pro forma revenue and earnings information for the six months period ended June 30, 2011 as if the acquisition of XcelMobility Inc. and the recapitalization had occurred on the first day of the six months period.

Unaudited, Pro forma
Six Months ended
June 30, 2011
Revenues	$123,217
Net (Loss) applicable to common shareholders	$(426,431)
Loss per share	$(0.01)

Weighted Average Shares Outstanding	60,000,000

The unaudited, pro forma information depicted above reflect the impacts of expenses incurred in connection with the recapitalization. There is expected tax effect due to net loss and accumulated retained deficit of CC Power.